                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission Only
                                                          (as permitted by Rule 14a-6(e)(2)
[ ] Definite Proxy Statement

[ ] Definite Additional Materials

[ ] Soliciting Material Under Rule 14a-12


                                   Filing by:



                             TLC VISION CORPORATION

--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


                                       N/A
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:


                                       N/A
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


                                       N/A
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:


                                       N/A
--------------------------------------------------------------------------------

(5) Total fee paid:


                                       N/A
--------------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:


                                       N/A
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:


                                       N/A
--------------------------------------------------------------------------------

(3) Filing Party:


                                       N/A
--------------------------------------------------------------------------------

(4) Dated Filed:


                                       N/A
--------------------------------------------------------------------------------




================================================================================

                             TLC VISION CORPORATION

                           --------------------------

            NOTICE OF 2003 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 2003

                           --------------------------

         NOTICE IS HEREBY GIVEN THAT the 2003 annual and special meeting of the shareholders of TLC Vision Corporation (the "Company") will be held on May 29, 2003 at 10:00 a.m. Eastern Standard Time at News Theatre, 98 The Esplanade, Toronto, Ontario, for the following purposes:

         1. To confirm certain amendments to the by-laws of the Company;

         2. To elect seven directors for the ensuing year;

         3. To appoint Ernst & Young LLP as auditors of the Company for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors;

         4. To receive the consolidated financial statements of the Company for the fiscal year ended May 31, 2002 and for the transition period ended December 31, 2002, together with the report of the auditors thereon; and

         5. To transact such further business as may properly come before the annual and special meeting or any adjournment thereof.

         The text of the resolution approving item 1 above is contained in Appendix A to the accompanying management information circular.

         The Board of Directors has fixed the close of business on April 22, 2003 as the record date for determining the Company's shareholders entitled to notice of and to vote at its annual and special meeting.

         Management of the Company is soliciting the enclosed proxy. Please refer to the accompanying management information circular for further information with respect to the business to be transacted at the annual and special meeting. The management information circular is deemed to be incorporated by reference in and to form part of this notice.

        The Board of Directors recommends that you vote FOR each of the above proposals.

                                      By Order of the Board of Directors






                                      /s/ Robert W. May
                                      ----------------------------------
                                      Robert W. May
                                      General Counsel and Secretary


Mississauga, Ontario
April   , 2003
      --

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL AND SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED. IF YOU EXECUTE A PROXY CARD, YOU MAY STILL ATTEND THE ANNUAL AND SPECIAL MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. HOWEVER, ATTENDING THE ANNUAL AND SPECIAL MEETING IN PERSON WILL NOT REVOKE YOUR PROXY UNLESS YOU FOLLOW THE PROCEDURES EXPLAINED UNDER "REVOCATION OF PROXIES" IN THE ACCOMPANYING MANAGEMENT INFORMATION CIRCULAR.

                             TLC VISION CORPORATION

                         MANAGEMENT INFORMATION CIRCULAR

                            GENERAL PROXY INFORMATION

         The information contained in this management information circular is given as at April 15, 2003, except where otherwise noted. This management information circular is first being sent or given to shareholders on or about May 5, 2003. All references to "$" shall mean U.S. dollars and all references to "Cdn.$" shall mean Canadian dollars.

SOLICITATION OF PROXIES

         THE INFORMATION CONTAINED IN THIS MANAGEMENT INFORMATION CIRCULAR, WHICH IS A PROXY STATEMENT UNDER U.S. SECURITIES LAW, IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF TLC VISION CORPORATION ("TLC VISION" OR THE "COMPANY") TO BE HELD ON THURSDAY, MAY 29, 2003 AT 10:00 A.M. AT NEWS THEATRE, 98 THE ESPLANADE, TORONTO, ONTARIO, AND AT ALL ADJOURNMENTS OF THE MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING. It is expected that the solicitation will be made primarily by mail but directors, officers and employees of the Company, without additional remuneration, may also solicit proxies personally. TLC Vision will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals. THE SOLICITATION OF PROXIES BY THIS MANAGEMENT INFORMATION CIRCULAR IS BEING MADE BY OR ON BEHALF OF TLC VISION MANAGEMENT and the total cost of the solicitation will be borne by the Company.

APPOINTMENT OF PROXIES

         The persons named in the enclosed form of proxy are representatives of TLC Vision management and are directors or officers of the Company. A SHAREHOLDER WHO WISHES TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A TLC VISION SHAREHOLDER, TO REPRESENT SUCH SHAREHOLDER AT THE MEETING MAY DO SO BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY.

         To be valid, proxies must be deposited with the Secretary of the Company, c/o CIBC Mellon Trust Company, Proxy Dept., 200 Queen's Quay East, Unit #6, Toronto, Ontario, M5A 4K9 not later than the close of business on May 27, 2003 or, if the meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned meeting.

         The executive office of TLC Vision is located at 5280 Solar Drive, Suite 300, Mississauga, Ontario, L4W 5M8. TLC Vision's registered office is located at 44 Chipman Hill, Suite 1000, P.O. Box 7289, Station "A", Saint John, New Brunswick, E2L 4S6.

NON-REGISTERED SHAREHOLDERS

         Only registered TLC Vision shareholders, or the persons they appoint as their proxies, are permitted to attend and vote at the meeting. However, in many cases, TLC Vision shares beneficially owned by a holder (a "Non-Registered Holder") are registered either:

         o in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares. Intermediaries include banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

         o in the name of a depository (such as The Canadian Depository for Securities Limited or The Depository Trust Company) of which the intermediary is a participant.

         In accordance with Canadian securities law, the Company has distributed copies of the notice of meeting, this management information circular, the form of proxy, the annual report for the transition period ended December 31, 2002 and, in the case of materials to be distributed to Non-Registered Holders resident in Canada, financial statements of the Company prepared in accordance with Canadian generally accepted accounting principles and the related management's discussion and analysis of financial condition (collectively, the "meeting materials") to the depositories and intermediaries for onward distribution to Non-Registered Holders.

         Intermediaries are required to forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Typically, intermediaries will use a service company (such as ADP Investor Communications ("ADP IC")) to forward the meeting materials to Non-Registered Holders.

         Non-Registered Holders who have not waived the right to receive meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

      A. Voting Instruction Form. In most cases, a Non-Registered
         Holder will receive, as part of the meeting materials, a voting instruction form. If the Non-Registered Holder does not wish to attend and vote at the meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form. Voting instruction forms sent by ADP IC permit the completion of the voting instruction form by telephone or through the Internet at www.proxyvotecanada.com. If a Non-Registered Holder wishes to attend and vote at the meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Holder.

         or

      B. Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, a form of proxy that has already been signed by the intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. If the Non-Registered Holder does not wish to attend and vote at the meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must complete the form of proxy and deposit it with the Secretary of the Company as described above under "Appointment of Proxies". If a Non-Registered Holder wishes to attend and vote at the meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided.

          NON-REGISTERED HOLDERS SHOULD FOLLOW THE INSTRUCTIONS ON THE FORMS THEY RECEIVE AND CONTACT THEIR INTERMEDIARIES PROMPTLY IF THEY NEED ASSISTANCE.

REVOCATION OF PROXIES

         A registered shareholder who has given a proxy may revoke the proxy by:

         A. completing and signing a proxy bearing a later date and depositing it with the Secretary of the Company as described above; or

         B. depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing: (i) at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment of the meeting, at which the proxy is to be used, or (ii) with the chairman of the meeting on the day of the meeting or any adjournment of the meeting; or

         C.   in any other manner permitted by law.

         A Non-Registered Holder may revoke a voting instruction form or a waiver of the right to receive meeting materials and to vote given to an intermediary at any time by written notice to the intermediary, except that an intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive materials and to vote that is not received by the intermediary at least seven days prior to the meeting.

VOTING OF PROXIES

         The management representatives designated in the enclosed form of proxy will vote or withhold from voting the shares for which they are appointed as proxy on any ballot that may be called for in accordance with the instructions of the shareholder as indicated on the proxy, and if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such direction, such shares will be voted by the management representatives FOR each of the resolutions as indicated in the discussion of each resolution below. The scrutineers appointed for the meeting will tabulate votes cast by proxy or in person at the meeting. The scrutineers at the meeting will include common shares that are present and entitled to vote but that abstain or are withheld from voting on a particular matter for purposes of determining the presence of a quorum but not for purposes of determining whether the required vote has been received for a particular matter. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter and has not received instructions from the beneficial owner, such shares will not be considered for purposes of determining the presence of a quorum or for the purposes of determining whether the required vote has been received.

         The form of proxy confers discretionary voting authority on those persons designated in the proxy with respect to amendments or variations to the resolutions identified in the notice of the meeting and with respect to other matters that may properly come before the meeting. TLC Vision management knows of no such amendment, variation or other matter to come before the meeting as of the date of this management information circular. However, if such amendments or variations or other matters properly come before the meeting, the management representatives designated in the form of proxy will vote the TLC Vision common shares represented thereby in accordance with their best judgment.

VOTING SHARES AND RECORD DATE

         On April 15, 2003, the Company had outstanding 64,132,250 common shares. Each holder of common shares of record at the close of business on April 22, 2003, the record date established for notice of the meeting, will be entitled to one vote for each common share held on all matters proposed to come before the meeting or any adjournment thereof, except to the extent that the holder has transferred any common shares after the record date and the transferee of such shares establishes ownership of them and demands, not later than the close of business 10 days before the meeting, to be included in the list of shareholders entitled to vote at the meeting, in which case the transferee will be entitled to vote such shares.

         A quorum for the TLC Vision shareholder meeting will consist of at least two persons present in person and each entitled to vote at the meeting and holding at least 20% of the outstanding TLC Vision common shares.

CHANGE IN FISCAL YEAR END

         In order to make its financial reporting consistent with the majority of reporting issuers, the Company decided in September 2002 to change its fiscal year end from May 31 to December 31, effective December 31, 2002. The Company originally contemplated that it would hold an annual meeting of TLC

Vision shareholders in October 2002. Since TLC Vision held its last annual and special meeting of shareholders in connection with the Company's merger transaction with Laser Vision Centers, Inc. on April 18, 2002, the Toronto Stock Exchange granted TLC Vision approval to postpone its annual meeting until following completion of its seven month transition period ended December 31, 2002. Accordingly, this management information circular presents information for both the fiscal year (twelve months) ended May 31, 2002 and the transition period (seven months) ended December 31, 2002.

                     BUSINESS TO BE CONDUCTED AT THE MEETING

CONFIRMING AMENDMENTS TO TLC VISION BY-LAW 2002

         Pursuant to an agreement and plan of merger dated as of August 25, 2001, by and among Laser Vision Centers, Inc., the Company and a wholly owned subsidiary of the Company, the wholly owned subsidiary of the Company merged with and into LaserVision such that LaserVision became a subsidiary of the Company on May 15, 2002. In connection with the merger, the Company was continued as a corporation under the laws of New Brunswick and adopted new By-Laws, referred to as By-Law 2002.

         The terms of the merger agreement provided that John K. Klobnak, James
M. Garvey, Richard Lindstrom, M.D. and David S. Joseph, being former directors of LaserVision, would serve on the board of directors of TLC Vision until the first anniversary date of the merger, at which time Mr. Klobnak and one other member of the board of directors (other than Messrs. Garvey or Joseph or Dr. Lindstrom) would resign as directors and the size of the board of directors would be reduced to nine. TLC Vision originally contemplated that the first annual meeting of TLC Vision shareholders after the merger would be held in October 2002, following TLC Vision's fiscal year ended May 31, 2002. Accordingly, Section 6 of By-Law 2002 required that the management of TLC Vision nominate John K. Klobnak, James M. Garvey, Richard Lindstrom, M.D., and David S. Joseph, being former directors of LaserVision, for election as directors of TLC Vision at the first annual meeting of the shareholders of the Company following the effective date of the merger. However, due to the change of TLC Vision's fiscal year end, TLC Vision received the approval of the Toronto Stock Exchange to postpone its annual meeting until following completion of its seven month transition period ended December 31, 2002. As of May 29, 2003, the date of the annual and special meeting of shareholders, more than one year will have elapsed since the merger and, as described below under "-Election of Directors", Messrs. Garvey and Joseph have resigned from the board of directors and are not standing for re-election as directors. The board has therefore found it necessary to amend By-Law 2002 to delete Section 6. The board has also amended Section 1 of By-Law 2002 to remove certain defined terms found only in Section 6 of By-Law 2002. TLC Vision management is asking the shareholders to pass Resolution 1, the full text of which is set out in Appendix A to this management information circular, to confirm the amendments to By-Law 2002.

         The affirmative vote of the majority of the votes cast at the meeting at which a quorum is present is required to confirm the amendments to By-Law 2002 by the board of directors. THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE THE TLC VISION COMMON SHARES FOR WHICH THEY HAVE BEEN APPOINTED FOR THE CONFIRMATION OF THE AMENDMENTS TO BY-LAW 2002 UNLESS THE SHAREHOLDER WHO HAS GIVEN SUCH PROXY DIRECTS OTHERWISE.

         THE TLC VISION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE CONFIRMATION OF THE AMENDMENTS TO BY-LAW 2002.

ELECTION OF DIRECTORS

         The articles of TLC Vision currently set the number of directors at a minimum of one and a maximum of fifteen. Presently, the size of TLC Vision's board of directors is set at eleven directors and there are two vacancies on the board of directors. The board of directors feels that its current size has become too large and that a more streamlined composition would allow the board to more efficiently and effectively carry out its duties. After considering a number of factors, including the current status, responsibilities, experience and activities of board members, the size of other comparably sized public company boards and the board's historical size, the board of directors determined that the size of the board should be reduced to seven members. It is the opinion of the board that this reduction in size will permit it to operate more efficiently in carrying out its duties and responding to the various issues that arise for the board of directors' consideration.

         The TLC Vision board of directors is always open to the consideration of qualified individuals who could become future members of the board. Whenever an appropriate candidate is presented to the board, the board will consider modifying its composition accordingly, in order to serve the best interests of the Company.

         The Company entered into an employment agreement with John J. Klobnak, the Chairman and Chief Executive Officer of LaserVision on the closing date of the merger. Among other things, this employment agreement provided for Mr. Klobnak's resignation as an officer of LaserVision on the closing date of the merger and for his resignation as Vice Chairman of the board of directors of TLC Vision on the first anniversary of the closing date of the merger. The agreement and plan of merger provided that one other member of the board of directors (other than Messrs. Garvey or Joseph or Dr. Lindstrom) would resign as a director, and at that time, the number of directors of the Company would be reduced to nine. However, in view of his extensive knowledge and expertise, the board of directors has asked Mr. Klobnak to remain as a director in order to assist the Company in its future direction, and Mr. Klobnak has agreed to stand for re-election as a director.

         Mr. James M. Garvey and Mr. David S. Joseph resigned from the board of directors, effective October 2002 and March 2003, respectively. In order to permit the board of directors to reduce its size to seven members, Mr. Howard J. Gourwitz and Dr. Mark Whitten, who are currently members of the board of directors, are not standing for re-election as directors. The table below sets out the name and place of residence of each of the individuals who are nominated for election as a director of TLC Vision to hold office until the next annual meeting of the shareholders of TLC Vision or until his successor is elected or appointed. The table also sets out the age of the nominee, the position with TLC Vision that each nominee presently holds, the principal occupation of each nominee and the date on which each nominee was first elected or appointed as a director. See the section entitled "Security Ownership of Certain Beneficial Owners and Management" for the number of TLC Vision common shares that are beneficially owned, directly or indirectly, or over which control or direction is exercised by each nominee. Information on each nominee's business experience during the past five years is included following the table. The TLC Vision board of directors has an Audit Committee, a Corporate Governance Committee, a Compensation and an Executive Committee. The members of such committees are indicated in the table below.

                                                                                                           DIRECTOR OF
NAME AND PLACE OF RESIDENCE              AGE      POSITION WITH THE COMPANY       PRINCIPAL OCCUPATION     THE COMPANY SINCE
---------------------------              ---      -------------------------       --------------------     -----------------

Elias Vamvakas .....................     44       Chief Executive Officer and     Officer of the           May 1993
Richmond Hill, Ontario                            Chairman of the Board of        Company
                                                  Directors(4)

John J. Klobnak ....................     52       Director(2)(4)                  Corporate Director       May 2002
St. Louis, Missouri

John F. Riegert ....................     73       Director(2)(3)                  Corporate Director       June 1995
North York, Ontario

Thomas N. Davidson .................     63       Director(2)(3#)(4)              Corporate Director       October 2000
Terra Cotta, Ontario

William David Sullins, Jr., O.D. ...     60       Director(2*)(4)                 Optometrist              June 1995
Athens, Tennessee

Warren S. Rustand ..................     60       Director(1)(3*)                 Management Consultant    October 1997
Tucson, Arizona

Richard Lindstrom, M.D. ............     55       Director(4)                     Ophthalmologist          May 2002
Minneapolis, Minnesota

(1) Member of the Compensation Committee, * -- Chairman

(2) Member of the Corporate Governance Committee, * -- Chairman

(3) Member of the Audit Committee, * -- Chairman, # -- since March 2003

(4) Member of the Executive Committee

         Set forth below is biographical information relating to the nominees for election to the board of directors of the Company.

         ELIAS VAMVAKAS has served as Chief Executive Officer and Chairman of the Board of Directors of TLC Vision since 1993. Prior to co-founding the Company in 1993, Mr. Vamvakas was the President of E.A. Vamvakas Insurance Agencies Limited, an insurance, financial planning and benefits provider, and the President of the Creative Planning Financial Group of Companies, a private provider of financial planning, benefits and pension plans.

         JOHN J. KLOBNAK has served as Vice-Chairman of the Board of Directors of TLC Vision since May 2002. From July 1988 to May 2002, Mr. Klobnak was Chairman of the Board of Directors and Chief Executive Officer of LaserVision. From 1990 to 1993, Mr. Klobnak served as LaserVision's Chairman, President and Chief Executive Officer. From 1986 to 1988, he served as Chief Operating Officer and, subsequently, President of MarketVision, a partnership acquired by LaserVision upon its inception in 1988. Prior to 1986, Mr. Klobnak was engaged in marketing and consulting. Mr. Klobnak is currently a director of Quick Study Radiology, Inc.

         JOHN F. RIEGERT has been a director of TLC Vision since June 1995. Mr. Riegert was the Secretary of TLC Vision from 1995 until November 1999. Prior to joining TLC Vision, Mr. Riegert was the Chief Executive Officer of Crossroads Christian Communications Inc., a national broadcasting company, from 1992 to 1995, a private corporate consultant from 1991 to 1992, and the Vice President and Secretary-Treasurer of the Canadian Bankers' Association from 1969 to 1991. From 1963 to 1969, Mr. Riegert was a management consultant for the firm now known as KPMG Peat Marwick.

         THOMAS N. DAVIDSON has been Chairman of NuTech Precision Metals Inc. and Chairman of Quarry Hill Group, a private investment holding company, since 1986. NuTech Precision Metals Inc. is a manufacturer of high performance metal fabrications for the health care, aerospace, high technology and chemical industries. Mr. Davidson is past Chairman of Hanson Chemical Inc., a supplier of janitorial cleaning products, General Trust and PCL Packaging Inc., a supplier of plastic packaging. He is on the board of CMA Holdings, Inc., HMI Industries, Inc., MDC Corporation, Inc. and Azure Dynamics, Inc. and was recognized by the Financial Post as the Canadian Entrepreneur of the year in 1979.

         WILLIAM DAVID SULLINS, JR., OD has been a director of TLC Vision since June 1995. Dr. Sullins has been the President and Chief of Clinical Services of Sullins Family Eye Care Clinics, P.C., a professional optometric corporation, since 1991. Dr. Sullins is a founding member and distinguished practitioner of National Academies of Practice, a Fellow and former member of the Admissions Committee of the American Academy of Optometry, a Fellow and Admissions Chair of the Tennessee Academy of Optometry, Adjunct Professor at the Southern College of Optometry, former Chair of the Council on Optometric Education, and Past President and former Chairman of the Board of Trustees of the American Optometric Association. Dr. Sullins is a former director of First Franklin Bankshares, Bank First Corporation and of First National Bank and Trust Company. Dr. Sullins was inducted into the National Optometry Hall of Fame in 2002.

         WARREN S. RUSTAND has been a director of TLC Vision since October 1997. Since October 2001, Mr. Rustand has been Chairman and Chief Executive Officer of Summit Capital Consulting. Mr. Rustand has also been a Strategic Partner of Harlingwood Capital Partners, a San Diego-based investment firm, since January 2000. Mr. Rustand was the Chairman and Chief Executive Officer of Rural/Metro Corporation, a U.S. public company providing ambulance and fire protection services from 1996 to August 1998. Mr. Rustand was Chairman and Chief Executive Officer of The Cambridge Company Ltd., a merchant banking and management consulting company, from 1987 to 1997. From 1994 to 1997, Mr. Rustand was also the Chairman of 20/20 Laser Centers, Inc., which was acquired by TLC Vision in 1997.

         RICHARD L. LINDSTROM, M.D. has served as a director of TLC Vision since May 2002 and, prior to that, as a director of LaserVision since November 1995. Since 1979, Dr. Lindstrom has been engaged in the private practice of ophthalmology and has been the President of Minnesota Eye Consultants P.A., a provider of eye care services, or its predecessor since 1989. In 1989, Dr. Lindstrom founded the Phillips Eye Institute Center for Teaching & Research, an ophthalmic research and surgical skill education facility, and he currently serves as the Center's Medical Director. Dr. Lindstrom has served as an Associate Director of the Minnesota Lions Eye Bank since 1987. He is a medical advisor for several medical device and pharmaceutical manufacturers. From 1980 to 1989, he served as a Professor of Ophthalmology at the University of Minnesota. Dr. Lindstrom received his M.D., B.A. and B.S. degrees from the University of Minnesota.

         The Business Corporations Act (New Brunswick) provides that each TLC Vision shareholder entitled to vote at an election of directors has cumulative voting rights. Such rights entitle a shareholder to cast a number of votes equal to the number of votes attached to the shares held by the shareholder multiplied by the number of directors to be elected. The shareholder may cast all such votes in favour of one candidate for director or distribute them among the candidates in any manner. If a shareholder has voted for more than one candidate without specifying the distribution of the shareholder's votes among the candidates, the shareholder shall be deemed to have distributed the shareholder's votes equally among the candidates for whom the shareholder voted. The seven nominees who receive the greatest number of votes cast for the election of directors will be elected as directors. If a shareholder wishes to distribute the shareholder's votes other than equally among the nominees for whom the shareholder has directed the management representatives designated in the enclosed form of proxy to vote, then the shareholder must do so personally at the meeting or by another proper form of proxy.

         TLC Vision management does not contemplate that any of the proposed nominees will be unable to serve as a director, but, if that should occur for any reason prior to the meeting, the management representatives designated in the enclosed form of proxy reserve the right to vote for another nominee at their discretion unless a shareholder has specified in his or her proxy that his or her common shares are to be withheld from voting in the election of directors.

         THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE ENCLOSED FORM OF PROXY INTEND TO CAST THE VOTES TO WHICH THE TLC VISION COMMON SHARES REPRESENTED BY SUCH PROXY ARE ENTITLED EQUALLY AMONG THE PROPOSED NOMINEES FOR ELECTION AS DIRECTORS, UNLESS THE SHAREHOLDER WHO HAS GIVEN SUCH PROXY HAS DIRECTED THAT SUCH SHARES BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

         THE TLC VISION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NAMED ABOVE AS DIRECTORS.

APPOINTMENT OF AUDITORS

         The TLC Vision board of directors proposes that Ernst & Young LLP be appointed as auditors of the Company until the next annual meeting of shareholders of the Company. Ernst & Young LLP have been auditors of the Company since 1997. Representatives of Ernst & Young LLP are expected to attend the annual and special meeting of the Company, will be provided with an opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from the shareholders of the Company.

         The affirmative vote of the majority of the votes cast at the meeting at which a quorum is present is required to appoint Ernst & Young LLP as auditors of TLC Vision for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors. UNLESS OTHERWISE DIRECTED, THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE THE TLC VISION COMMON SHARES FOR WHICH THEY HAVE BEEN APPOINTED FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE AUDITORS OF THE COMPANY AND FOR THE AUTHORIZATION OF THE DIRECTORS TO FIX THE REMUNERATION TO BE

PAID TO THE AUDITORS. If the TLC Vision shareholders do not approve the appointment of Ernst & Young LLP, the TLC Vision board of directors will reconsider their appointment.

         THE TLC VISION BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS OF TLC VISION FOR THE ENSUING YEAR.

         Fees Incurred by TLC Vision for Ernst & Young LLP

         The Company paid Audit Fees of approximately $652,000 to Ernst & Young LLP for the fiscal year ended May 31, 2002, and approximately $495,000 for the transition period ended December 31, 2002. No Financial Information Systems Design and Implementation Fees were paid to Ernst & Young LLP. All Other Fees paid by the Company to Ernst & Young LLP consisted of $185,000 for tax services for the fiscal year ended May 31, 2002, and $110,000 for tax services for the transition period ended December 31, 2002. The Audit Committee of the Company has concluded that the foregoing non-audit services did not adversely impact the independence of Ernst & Young LLP.

                               EXECUTIVE OFFICERS

         The following are brief summaries of the business experience during the past five years of each of the executive officers of TLC Vision who are not directors:

         JAMES C. WACHTMAN, age 42, became President and Chief Operating Officer of TLC Vision in May 2002. Prior thereto, Mr. Wachtman served as Chief Operating Officer of North America operations of LaserVision from June 1996 to May 2002 and President of LaserVision from August 1998 to May 2002. Prior to joining LaserVision, Mr. Wachtman was employed in various positions by McGaw, Inc., a manufacturer of medical disposables. Most recently, he served as Vice President of Operations of CAPS, a hospital pharmacy division of McGaw.

         B. CHARLES BONO III, age 55, became Chief Financial Officer of TLC Vision in May 2002. Prior thereto, Mr. Bono served as Executive Vice President, Chief Financial Officer and Treasurer of LaserVision from October 1992 to May 2002. From 1980 to 1992, Mr. Bono was employed by Storz Instrument Company, a global marketer of ophthalmic devices and pharmaceutical products that is now a part of Bausch and Lomb Surgical, serving as Vice President of Finance from 1987 to 1992.

         ROBERT W. MAY, age 55, became Co-General Counsel of TLC Vision in May 2002, was appointed Secretary as of June 1, 2002 and became General Counsel in November 2002. Prior thereto, Mr. May served as Vice-Chairman and General Counsel of LaserVision from September 1993 to May 2002. Prior to joining LaserVision as a full-time employee, Mr. May served as Corporate Secretary, General Corporate Counsel and a director of LaserVision. Mr. May was engaged in private legal practice in St. Louis, Missouri from 1985 until 1993.

         PAUL FREDERICK, age 58, has been the Executive Vice President, Human Resources of TLC Vision since February 2001. Prior to joining TLC Vision, Mr. Frederick worked at the Thomas Cook Group Ltd. (UK), from 1992 to 2000 where he held ever-increasing levels of responsibility. He most recently served as Executive Vice President, Business Transformation. From 1988 to 1992, Mr. Frederick ran his own consulting practice specializing in leading edge behavioural based human resource products. From 1978 to 1988 Mr. Frederick worked at the American Express Company where he held the positions of Assistant Vice President Human Resources for the Fireman's Insurance Company and later Vice President, Human Resources, General Services and Facilities, American Express Canada.

                      INFORMATION ON EXECUTIVE COMPENSATION

         The following table sets forth all compensation earned during the three fiscal years ended May 31, 2000, 2001 and 2002 and during the transition period ended December 31, 2002 by the Chief Executive Officer of the Company and TLC Vision's four highest paid executive officers who were serving as executive officers at the end of the transition period ended December 31, 2002 and whose annual salary and bonus exceeded Cdn$100,000 for the transition period ended December 31, 2002, referred to as TLC Vision's named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL                  LONG-TERM
                                                          COMPENSATION(1)            COMPENSATION
                                                     --------------------------     -------------

                                                        SALARY         BONUS        COMMON SHARES
                                                       FOR THE        FOR THE         UNDERLYING
NAME AND                                             FISCAL YEAR    FISCAL YEAR         OPTIONS
PRINCIPAL POSITION            FISCAL YEAR ENDED          ($)            ($)               (#)
---------------------       --------------------     ----------     -----------     -------------
Elias Vamvakas                December 31, 2002         218,750          37,500           125,000(3)
Chief Executive Officer         May 31, 2002            384,468              --           180,000
                                May 31, 2001            380,219         209,156(2)             --
                                May 31, 2000            324,428              --                --

James C. Wachtman             December 31, 2002         189,583          47,396                --
President and Chief          May 31, 2002(4)(5)          14,852              --                --
Operating Officer

B. Charles Bono             December 31, 2002(6)        140,000          37,500                --
Chief Financial Officer      May 31, 2002(4)(5)          10,968              --                --


Robert W. May               December 31, 2002(6)        148,750          39,844                --
General Counsel and          May 31, 2002(4)(5)          11,653              --                --
Secretary

Paul Frederick                December 31, 2002          78,750          19,688                --
Executive                       May 31, 2002            104,776          60,190            14,000
Vice-President, Human          May 31, 2001(7)           33,019              --            40,000
Resources


(1) None of the named executive officers had perquisites and personal benefits exceeding the lesser of $50,000 and 10% of his total salary and bonus.

(2) Mr. Vamvakas earned this performance bonus for the 2001 calendar year based on the objectives described under "- Employment Contracts -- Mr. Elias Vamvakas."

(3) Represents options reissued at Cdn.$13.69 per share which replaced options surrendered at Cdn.$20.75 per share.

(4) Messrs. Wachtman, Bono and May became officers of the Company on May 15, 2002. Prior to that date, Messrs. Wachtman, Bono and May were officers of LaserVision. Compensation for the fiscal year ended May 31, 2002 is based on the 17-day period from May 15 to 31, 2002.

(5) TLC Vision did not make any option grants to Messrs. Wachtman, Bono and May during the periods indicated; however, options to purchase shares of LaserVision common stock held by these officers were converted to options to purchase TLC Vision common shares in connection with the merger based on the exchange ratio of 0.95 TLC common shares for each share of LaserVision common stock. These options included a grant made to each of Messrs. Wachtman, Bono and May by LaserVision during the twelve month period ended May 31, 2002 to purchase 150,000, 90,000 and 90,000 shares of LaserVision common stock, respectively, with an exercise price of $3.45, an expiration date of June 15, 2008, and a grant date present value of $1.77 per share calculated using the Black-Scholes model.

(6) On May 15, 2003, Mr. Bono and Mr. May will receive bonuses for their first year of employment with the Company representing 25% of their compensation. The amounts shown for the period ended December 31, 2002 represent the pro rata amount accrued during this period.

(7) Mr. Frederick became an officer of the Company on February 19, 2001. Compensation for the fiscal year ended May 31, 2001 is based on the period from February 19, 2001 to May 31, 2001.

         The following table sets forth the individual grants of TLC Vision stock options for the fiscal year ended May 31, 2002 to the named executive officers. No stock options were granted to the named executive officers during the transition period ended December 31, 2002.

            OPTIONS GRANTED DURING THE FISCAL YEAR ENDED MAY 31, 2002

                                                                               MARKET VALUE                          VALUE
                                                      % OF TOTAL                OF COMMON                            UNDER
                       COMMON SHARES                    OPTIONS                  SHARES                              BLACK-
                         UNDERLYING                    GRANTED TO               UNDERLYING                           SCHOLES
                          OPTIONS                      EMPLOYEES   EXERCISE     OPTIONS ON                           OPTION
                          GRANTED                      IN FISCAL    OR BASE    THE DATE OF                           PRICING
NAME                       (#)(1)     DATE OF GRANT      YEAR        PRICE        GRANT         EXPIRATION DATE      MODEL(2)
--------------         ------------  ---------------  -----------  --------    ------------     ---------------      --------

Elias Vamvakas           180,000     January 3, 2002     27.5%       $2.52       $2.52          January 3, 2007      $295,200

James C. Wachtman(3)        --               --            --          --          --                  --               --

B. Charles Bono(3)          --               --            --          --          --                  --               --

Robert W. May(3)            --               --            --          --          --                  --               --

Paul Frederick            14,000     December 1, 2001     1.2%       $2.57       $2.57          December 1, 2006     $ 23,380


(1) Each option is exercisable with respect to 25% of the total number of shares underlying the option on each of the first, second, third and fourth anniversaries of the date of grant.

(2) Assumes: 4.25% risk-free rate of interest; dividend yield of 0%; volatility 88%; options expire in 5 years and the expected life is 4 years. These assumptions are for illustrative purposes only. The actual value of the options will depend on the market value of the TLC Vision common shares when the options are exercised.

(3) TLC Vision did not make any option grants to Messrs. Wachtman, Bono and May during the periods indicated; however, options to purchase shares of LaserVision common stock held by these officers were converted to options to purchase TLC Vision common shares in connection with the merger based on the exchange ratio of 0.95 TLC common shares for each share of LaserVision common stock. These options included a grant made to each of Messrs. Wachtman, Bono and May by LaserVision during the twelve month period ended May 31, 2002 to purchase 150,000, 90,000 and 90,000 shares of LaserVision common stock, respectively, with an exercise price of $3.45, an expiration date of June 15, 2008, and a grant date present value of $1.77 per share calculated using the Black-Scholes model.

         The following table sets forth all TLC Vision stock options exercised by TLC Vision's named executive officers during the transition period ended December 31, 2002 and the fiscal year ended May 31, 2002 and the total number of shares underlying unexercised stock options of TLC Vision's named executive officers and their dollar value at the end of the transition period ended December 31, 2002 and the fiscal year ended May 31, 2002:

 AGGREGATE OPTION EXERCISES DURING THE TRANSITION PERIOD ENDED DECEMBER 31, 2002 AND THE FISCAL YEAR ENDED MAY 31, 2002 AND TRANSITION PERIOD END OPTION VALUES

                                                                                                  VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT FISCAL
                                                                  AT FISCAL YEAR END                   YEAR END(1)
                                                             -----------------------------   ------------------------------
                                   COMMON
                                   SHARES       AGGREGATE
                                 ACQUIRED ON      VALUE
                                   EXERCISE      REALIZED    EXERCISABLE    UNEXERCISEABLE   EXERCISABLE     UNEXERCISEABLE
NAME                                  (#)           ($)           (#)            (#)             ($)               ($)
-----------------------------    ------------   ----------   ------------   --------------   ------------    --------------
TRANSITION PERIOD ENDED DECEMBER 31, 2002

Elias Vamvakas                             --           --        322,068          135,000             --                --

James C. Wachtman(2)                       --           --      1,007,000               --             --                --

B. Charles Bono(2)                         --           --        616,550               --             --                --

Robert W. May(2)                           --           --        912,000               --             --                --

Paul Frederick                             --           --         23,500           30,500             --                --

FISCAL YEAR ENDED MAY 31, 2002

Elias Vamvakas                             --           --        429,136          180,000        131,584           106,019

James C. Wachtman(2)                       --           --      1,162,562               --         51,000                --

B. Charles Bono(2)                         --           --        740,050               --         30,600                --

Robert W. May(2)                           --           --      1,080,579               --        118,950                --

Paul Frederick                             --           --         10,000           44,000             --             6,695



(1) Value is based upon the closing price of the common shares of the Company on the Nasdaq National Market System on December 31, 2002, which was $1.05 and on May 31, 2002, which was $3.11.

(2) Upon the closing of the merger transaction with LaserVision, outstanding options to purchase shares of LaserVision common stock (including options held by Messrs. Wachtman, Bono and May) were converted to options to purchase TLC Vision common shares based on the exchange ratio of 0.95 TLC Vision common shares for each share of LaserVision common stock. Pursuant to the employment agreements entered into by Messrs. Bono and May upon the closing of the merger, all of their previously unvested options became vested and immediately exercisable.

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

         At the Company's annual and special meeting held on April 18, 2002, shareholders approved the repricing of its outstanding stock options. The Company allowed all holders of outstanding TLC stock options with an exercise price greater than $8.688 to elect to reduce the exercise price of their options to $8.688 by surrendering a number of the existing shares subject to each repriced option as follows:

         o for every option with an exercise price of over $40, the holder was required to surrender two-thirds of the shares subject to that option;

         o for every option with an exercise price at least $30 but less than $40, the holder was required to surrender 75% of the shares subject to that option; and

         o for every option with an exercise price at least $20 but less than $30, the holder was required to surrender 50% of the shares subject to that option.

Every option with an exercise price of at least $8.688 but less than $20 was repriced to $8.688 without the holder having to surrender any of the shares subject to that option. On September 23, 2002, the date that the options with the new exercise price were issued to participating employees, the closing price of TLC Vision common shares on the Nasdaq National Market System was $0.99.

         In addition, prior to the effective date of the merger, LaserVision also decreased the exercise price of its outstanding options and warrants which otherwise would have had an exercise price greater than

$8.688 to a price of $8.688 per common share. Pursuant to LaserVision's option repricing, Messrs. Wachtman, May and Bono had a total of 450,000, 270,000 and 270,000 LaserVision options with an exercise price of greater than $8.688 repriced to $8.688. Upon the closing of the merger, these LaserVision options were converted into options to acquire 427,500, 256,500 and 256,500 TLC common shares, respectively, at an exercise price of $8.688. The closing price of LaserVision common shares on the Nasdaq National Market System on May 14, 2002, the day prior to the repricing of the LaserVision options was $2.75.

         The purpose of the repricing of the Company's stock options was to encourage employees and other participants in the Company's stock option plan to remain with the Company and to provide an incentive for these persons to participate in the growth and success of the Company. The repricing also put employees of the Company in the same position as former employees of LaserVision.

         The foregoing report is submitted by the Compensation Committee.


Howard J. Gourwitz             Warren S. Rustand               Dr. Mark Whitten



                           TEN YEAR OPTION REPRICINGS

                                                                                                                      LENGTH OF
                                               NUMBER OF                                EXERCISE                      ORIGINAL
                                                COMMON                                  PRICE AT         NEW           OPTION
                                                SHARES       MARKET PRICE OF COMMON      TIME OF       EXERCISE         TERM
                                              UNDERLYING        SHARES AT TIME OF       REPRICING        PRICE        REMAINING
                        DATE OF                OPTIONS             REPRICING           ($/COMMON      ($/COMMON      AT DATE OF
NAME                    REPRICING              REPRICED       ($ / COMMON SHARE)         SHARE)         SHARE)        REPRICING
---------------         -------------         ----------     ----------------------    ----------     ----------     ----------
Elias Vamvakas          September 23,          125,000                $0.99            Cdn.$20.75     Cdn.$13.69      326 days
Chief Executive         2002
Officer

EMPLOYMENT CONTRACTS

     Elias Vamvakas

         TLC Vision entered into an employment contract with Mr. Elias Vamvakas on January 1, 1996. Mr. Vamvakas is the Chief Executive Officer and Chairman of the TLC Vision board of directors. The employment agreement, as amended, provides that Mr. Vamvakas will receive a base salary of $375,000 per year and the potential to receive a bonus equal to up to 100% of his base salary if certain criteria are met.

         The January 1, 2001 amendment to Mr. Vamvakas' contract provided for the payment of a cash performance bonus of $209,156 if (a) TLC Vision achieved certain financial results, or (b) the price of the TLC Vision common shares on the Toronto Stock Exchange reached certain levels during the 2001 calendar year. Based on the price of TLC Vision common shares on the Toronto Stock Exchange in 2001, Mr. Vamvakas was entitled to the performance bonus for 2001. For the year ended December 31, 2002, Mr. Vamvakas received a partial performance bonus.

         Mr. Vamvakas' employment may be terminated for just cause (as defined in the agreement). If terminated other than for just cause, Mr. Vamvakas will be entitled to receive 24 months' base salary and bonus and shall be entitled to exercise all TLC Vision stock options granted but not otherwise exercisable or forfeited.

         Mr. Vamvakas' contract contains non-competition and non-solicitation covenants which run for a period of two years following his employment and prohibit Mr. Vamvakas from engaging in or having a financial interest in a business involved in the financing, development and/or operation of excimer laser eye surgery clinics or secondary eye care clinics in geographic markets where TLC Vision carries on business and from employing or soliciting any employee or consultant of TLC Vision. The agreement also contains confidentiality covenants preventing Mr. Vamvakas from disclosing confidential or proprietary information relating to TLC Vision at any time during or after his employment.

     James C. Wachtman

         In connection with the merger with LaserVision, the Company entered into an employment contract with Mr. James C. Wachtman providing for his employment as President and Chief Operating Officer of TLC Vision. The term of the agreement is two years commencing on May 15, 2002 with automatic two-year renewals unless otherwise terminated by the parties. The base annual salary under the agreement is $325,000, with minimum annual increases equal to the increase of the U.S. Consumer Price Index.

         Mr. Wachtman's compensation also includes an annual bonus of up to 50% of his salary upon the attainment of specified performance goals. The agreement provides for severance payments equal to two times Mr. Wachtman's annual base salary plus bonus in the event of Mr. Wachtman's death, termination of his employment without cause or Mr. Wachtman's resignation for specified reasons. Among these reasons, Mr. Wachtman may terminate his employment with TLC Vision upon at least 90 days' written notice in the event of a material adverse change in his job responsibilities following a change of control of the Company. If Mr. Wachtman's employment is terminated by the Company without cause after expiration of the initial two-year term of the agreement, he will be entitled to receive a severance payment equal to the greater of: (i) two times his annual base salary plus bonus, or (ii) an amount calculated by reference to the longest time period to be used for purposes of calculating severance that Elias Vamvakas, as Chief Executive Officer, was entitled to receive at any time during the term of the agreement. Additionally, the agreement provides for termination upon payment of six months salary and bonus in the event of disability.

     B. Charles Bono III

         In connection with the merger with LaserVision, TLC Vision entered into an employment agreement with Mr. B. Charles Bono III providing for his employment as Chief Financial Officer of the Company. The term of the agreement is three years commencing on May 15, 2002 with automatic three-year renewals unless otherwise terminated by the parties. The base annual salary is $240,000, with minimum annual increases equal to the increase of the U.S. Consumer Price Index. Mr. Bono's compensation also includes an annual bonus of up to 50% of his base salary upon the attainment of specified performance goals, provided that Mr. Bono will receive a guaranteed bonus of at least 25% of his base salary for the first year of his employment.

         The employment agreement also provided for full vesting and immediate exercisability for each TLC Vision stock option received in exchange for LaserVision options or warrants as a result of the merger. Additionally, the agreement provides for severance payments equal to three times Mr. Bono's annual base salary plus bonus in the event of Mr. Bono's death, termination of his employment without cause or Mr. Bono's resignation within 18 months of the closing date of the merger or for specified reasons. Among these reasons, Mr. Bono may terminate his employment with TLC Vision upon at least 90 days' written notice in the event of a material adverse change in his job responsibilities following a change of control of the Company. If Mr. Bono's employment is terminated by the Company without cause after expiration of the initial three-year term of the agreement, the severance payment will be calculated by reference to the amount to which other senior executives of the Company would be entitled. Additionally, the agreement provides for termination upon payment of six months salary and bonus in the event of disability.

     Robert W. May

         In connection with the merger with LaserVision, the Company entered into an employment agreement with Mr. Robert W. May, J.D., the Company's General Counsel and Secretary. The term of the agreement is three years commencing on May 15, 2002 with automatic one-year renewals unless otherwise terminated by the parties. Mr. May's base annual salary is $255,000, with minimum annual increases equal to the increase of the Consumer Price Index. His compensation also includes an annual bonus of up to 50% of his base salary upon the attainment of specified performance goals, provided that Mr. May will receive a guaranteed bonus of at least 25% of his base salary for the first year of his employment.

         The employment agreement also provided for full vesting and immediate exercisability for each TLC Vision stock option received in exchange for LaserVision options or warrants as a result of the merger. Additionally, the agreement provides for severance payments equal to three times Mr. May's annual base salary plus bonus in the event of Mr. May's death, termination of his employment without cause or Mr. May's resignation within 18 months of the closing date of the merger or for specified reasons. Among these reasons, Mr. May may terminate his employment with TLC Vision upon at least 90 days' written notice in the event of a material adverse change in his job responsibilities following a change of control of the Company. If Mr. May's employment is terminated by the Company without cause after expiration of the initial three-year term of the agreement, the severance payment will be calculated by reference to the amount to which other senior executives of the Company would be entitled. Additionally, the agreement provides for termination upon payment of six months salary and bonus in the event of disability.

     Paul Frederick

         TLC Vision has entered into an employment contract with Mr. Paul Frederick, who is Executive Vice-President, Human Resources for the Company. The term of the agreement is indefinite unless otherwise terminated by the parties. The base annual salary under the employment agreement is $170,000 plus a $7,500 annual car allowance and a 5% annual retirement allowance, with an annual review of salary increases by the Company based on the discretion of the board of directors. Mr. Frederick is also entitled to receive options under TLC Vision's stock option plan and benefits under TLC Vision's benefit plan. Mr. Frederick's compensation also includes an annual bonus of up to 50% of his annual salary based on performance criteria agreed upon by the President and Chief Operating Officer.

         Mr. Frederick's employment may be terminated for just cause, as defined in the agreement. If terminated for other than just cause, Mr. Frederick will be entitled to receive 12 months' base salary plus an additional month of salary for each year worked following the third anniversary of the effective date of the agreement to a maximum of six additional months of salary.

         The agreement contains change of control provisions that provide, among other things, that Mr. Frederick may voluntarily terminate his employment with TLC Vision within six months following a change of control and would be entitled to 12 months' base salary on termination.

         Mr. Frederick's agreement also contains non-competition and non-solicitation covenants which run for a minimum of one year following his employment and prohibit Mr. Frederick from engaging in or having a financial interest in, or permitting the use of his name by, an entity engaged in the refractive laser corrective surgery business or which competes with the Company. The agreement also prohibits him from employing any TLC Vision employee or soliciting any TLC Vision patient during the same time period. Additionally, the agreement contains confidentiality covenants preventing Mr. Frederick from disclosing confidential or proprietary information relating to the Company at any time during or after his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended May 31, 2002 the members of the Compensation Committee were Messrs. Gourwitz and Rustand and Dr. Whitten. Dr. Sullins was also a member of the Compensation Committee for two meetings during such time. During the transition period ended December 31, 2002, the Compensation Committee of the TLC Vision board of directors was comprised of Messrs. Gourwitz and Rustand and Dr. Whitten.

         During the fiscal year ended May 31, 2002 and the transition period ended December 31, 2002, the law firm Gourwitz and Barr, P.C., of which Mr. Gourwitz is a shareholder, provided legal services to the Company and was paid $0.1 million.

         On March 1, 2001, TLC Whitten Laser Eye Associates, LLC, a limited liability company indirectly wholly owned by the Company, acquired all of the non-medical assets relating to the refractive practice of Dr. Whitten prior to Dr. Whitten becoming a director of the Company. The cost of this acquisition was $20.0 million with $10.0 million paid in cash on March 1, 2001 and the remaining $10.0 million payable in four equal installments on each of the first four anniversary dates of closing. In addition, the Company has entered into service agreements with companies that own Dr. Whitten's refractive satellite operations located in Frederick, Maryland and Charlottesville, Virginia, under which the Company will provide such companies with services in return for a fee. During the fiscal year ended May 31, 2002, the Company received a total of $761,000 in revenue as a result of the service agreements. During the transition period ended December 31, 2002, the Company received a total of $527,000 in revenue as a result of the service agreements.

         Under the purchase agreement, Dr. Whitten has also agreed to a non-competition covenant that will cease to apply if the Company fails to pay the deferred portion of the purchase price.

         Dr. Whitten has also entered into an employment agreement effective March 1, 2001 with a professional corporation in which the Company has an exclusive management agreement. Dr. Whitten agreed to be employed for 15 years to perform refractive surgery at TLC Vision sites through this professional corporation. For as long as Dr. Whitten's employment agreement is in force, Dr. Whitten will have one of the three seats on the management board of TLC Whitten Laser Eye Associates, LLC, the company that acquired the assets.

         During the fiscal year ended May 31, 2002, Mr. Rustand, a director of the Company, and J.L. Investments, Inc., an unrelated company, entered into a consulting agreement with the Company to oversee the development of TLC Vision's international business development project. Mr. Rustand received $60,000 under this agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

         TLC Vision's corporate philosophy on compensation is that compensation should be tied to an individual's performance and to the performance of the Company as a whole. TLC Vision believes that executive officers who make a substantial contribution to the long-term success of the Company and its subsidiaries are entitled to participate in that success.

         The compensation of TLC Vision's executive officers, including its named executive officers, is comprised of base salary, cash bonuses and long-term incentives in the form of TLC Vision stock options. TLC Vision does not have an executive pension plan.

         TLC Vision was incorporated in 1993 and operated in an emerging market. Consequently its board of directors initially placed considerable emphasis upon stock options as an incentive in determining executive compensation in order to align the interests of the executive officers with the long-term interests of TLC Vision's shareholders. As TLC Vision matures, there has been less emphasis placed upon stock options as an incentive for executives.

         The board of directors administers TLC Vision's stock option plan. The purpose of the stock option plan is to advance the interests of the Company by:

         o providing directors, officers, employees and other eligible persons with additional incentive;

         o    encouraging stock ownership by eligible persons;

         o increasing the proprietary interests of eligible persons in the success of the Company;

         o encouraging eligible persons to remain with TLC Vision or its affiliates; and

         o attracting new employees, officers or directors to TLC Vision or its affiliates.

         In determining whether to grant options and how many options to grant to eligible persons under TLC Vision's stock option plan, consideration is given to each individual's past performance and contribution to the Company as well as that individual's expected ability to contribute to the Company in the future.

     Compensation of Chief Executive Officer

         During the fiscal year ended May 31, 2002 and the transition period ended December 31, 2002, Mr. Vamvakas, the Chief Executive Officer and Chairman of the Board of Directors, continued to provide the leadership and strategic direction that has enabled the Company to diversify its product offering and "right size" the business to reflect current economic conditions in the North American marketplace.

         The base compensation paid to Mr. Vamvakas during the transition period ended December 31, 2002 and the fiscal year ended May 31, 2002 was set by his employment agreement described under "- Employment Contracts". In addition, as provided in his employment agreement, Mr. Vamvakas was entitled to receive a cash performance bonus of $375,000 if the Company achieved certain financial results or the price of the TLC Vision common shares on the Toronto Stock Exchange reached certain levels during the 2002 calendar year. Based on the price of the TLC Vision common shares on the Toronto Stock Exchange in 2002, Mr. Vamvakas was not entitled to this performance bonus for 2002. See "- Summary Compensation Table" for further information on the compensation paid to Mr. Vamvakas in the last three fiscal years.

         The foregoing report is submitted by the Compensation Committee.

Howard J. Gourwitz              Warren S. Rustand              Dr. Mark Whitten

PERFORMANCE GRAPH

          The information contained in this Performance Graph section shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

         The following graph shows the cumulative total shareholder return (assuming reinvestment of dividends) from May 31, 1998 through the transition period ended December 31, 2002 compared to the cumulative total return on the S&P/TSX Composite Index and the Nasdaq Health Services Stocks Index.

    CUMULATIVE VALUE OF A $100 INVESTMENT ASSUMING REINVESTMENT OF DIVIDENDS

                              (PERFORMANCE GRAPH)

                            5/31/1998     5/31/1999     5/31/2000     5/31/2001     5/31/2002     12/31/2002
TLC Vision Corporation      $  100.00     $  266.67     $   46.21     $   30.30     $   18.85     $    6.37
S&P/TSX Composite Index     $  100.00     $   91.23     $  125.08     $  111.73     $  106.50     $   93.13
Nasdaq Health Services      $  100.00     $   85.41     $   66.75     $   91.70     $  105.92     $   87.40
Stocks Index

COMPENSATION OF DIRECTORS

         Directors who are not executive officers of the Company are entitled to receive an attendance fee of $500 in respect of each meeting attended as well as an annual fee of $15,000. Non-executive directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the board of directors. In addition, outside directors are entitled to receive options to acquire common shares under TLC Vision's stock option plan based on the performance of the Company. For the year ended May 31, 2002, options to acquire 15,000 common shares at an exercise price of $2.57, for directors resident in the United States, and Cdn$4.04, for directors resident in Canada, were granted to each of the outside directors. For the transition period ended December 31, 2002, no grants of stock options were made to outside directors. The chair of each of the Audit, Compensation and Corporate Governance Committees also receives an annual fee of $5,000.

                   STATEMENT OF CORPORATE GOVERNANCE POLICIES

         The Toronto Stock Exchange ("TSX") has adopted 14 guidelines for effective corporate governance (the "Guidelines"). The Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and evaluation of board members. Companies whose securities are listed on the TSX are required to annually disclose how their governance practices conform or depart from the Guidelines, but conforming with the Guidelines is not itself a requirement of listing.

MANDATES OF THE BOARD OF DIRECTORS AND MANAGEMENT

         The mandate of the board of directors is to supervise the management of TLC Vision's business and affairs and to act with a view to the best interests of the Company. The role of the board of directors focuses on governance and stewardship rather than on the responsibility of management to run the day-to-day operations of the Corporation. Its role is to set corporate direction, assign responsibility to management for achievement of that direction, define executive limitations and monitor performance against those objectives and executive limitations.

         The board of directors has developed position descriptions for the Chair of the Board and for the Company's Chief Executive Officer. Responsibilities of the Chair of the Board include providing overall leadership to the board of directors, assuming primary responsibility for the operation and functioning of the board of directors, ensuring compliance with the governance policies of the board of directors and taking a leadership role in ensuring effective communication and relationships between the Company, shareholders, stakeholders and the general public.

         Responsibilities of the Chief Executive Officer include the development and recommendation of corporate strategies and business and financial plans for approval of the board of directors, managing the operations of the business in accordance with the strategic direction set by the board of directors, reporting management and performance information to the board of directors and developing a list of risk factors and informing the board of directors of the mechanisms in place to address those risks.

         When the Chief Executive Officer also holds the position of Chair of the Board, the board of directors may elect a non-executive Vice Chair or lead director. After considerable discussion and in light of the "right-sizing" of the board of directors, the board of directors decided not to pursue the appointment of a lead director. However, such an appointment will again be considered by the Corporate Governance Committee following the 2003 annual and special meeting of shareholders.

COMPOSITION OF THE BOARD OF DIRECTORS

         The TLC Vision board of directors is currently comprised of nine members. The board believes that Messrs. Davidson, Gourwitz, Riegert and Rustand and Dr. Sullins are unrelated directors and that

Messrs. Vamvakas and Klobnak and Drs. Whitten and Lindstrom are related directors, within the meaning of the TSX Guidelines. As described above, the board of directors has resolved, upon the recommendation of the Corporate Governance Committee, to reduce the number of directors to seven following a review of the current status, responsibilities, experience and activities of board members, the size of other comparably sized public company boards and the board's historical size. The board believes that this reduction in size will permit it to operate more efficiently in carrying out its duties.

         If the proposed nominees for election as directors are elected, the board will continue to consist of a majority of unrelated directors. The unrelated directors will be Dr. Sullins and Messrs. Riegert, Davidson and Rustand. An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding. As described under "Certain Relationships and Related Party Transactions", Mr. Rustand provided some consulting services to the Company during the fiscal year ended May 31, 2002. The board of directors has considered the services provided by Mr. Rustand and the remuneration received by him and has concluded that Mr. Rustand continues to be an unrelated and independent director. TLC Vision does not have a significant shareholder, since there is no person who has the ability to exercise a majority of the votes attached to the outstanding shares of TLC Vision for the election of directors. There were twelve meetings of the board of directors in the fiscal year ended May 31, 2002. All of the then directors attended all of the meetings except Dr. Jeff Machat (who resigned as a director on May 15, 2002), who attended four of the twelve meetings. During the transition period ended December 31, 2002, there were seven meetings of the board of directors. Messrs. Davidson and Garvey attended six of the seven meetings. The other directors attended all of the meetings. In addition to attending board and applicable committee meetings, the unrelated directors of the Company meet regularly independent of management to discuss TLC Vision's business and affairs.

         At the time of the merger with LaserVision, the Corporate Governance Committee reviewed the compensation of the Company's directors and chose to maintain compensation at existing levels.

BOARD COMMITTEES

         The TLC Vision board of directors has established four committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. The following is a brief description of each committee and its composition.

         The Audit Committee currently consists of Messrs. Rustand, Davidson, Riegert and Gourwitz, all of whom are unrelated directors. The Audit Committee is responsible for the engagement of the independent auditors of the Company and reviews with them the scope and timing of their audit services and any other services they are asked to perform, their report on the accounts of the Company following the completion of the audit and TLC Vision's policies and procedures with respect to internal accounting and financial controls. During the fiscal year ended May 31, 2002, there were four meetings of the Audit Committee. Messrs. Rustand, Gourwitz and Riegert attended all of the meetings. During the transition period ended December 31, 2002, there were five meetings of the Audit Committee. Messrs. Rustand, Gourwitz and Riegert attended all of the meetings and Mr. Davidson attended one of the two meetings after his appointment to the committee. It is expected that the Audit Committee will consist of Messrs. Rustand, Davidson and Riegert after this annual meeting and that all members will continue to be unrelated directors.

         The Compensation Committee consists of Messrs. Gourwitz and Rustand and Dr. Whitten, all of whom are unrelated directors except Dr. Whitten. The Compensation Committee is responsible for the development of compensation policies and makes recommendations on compensation of executive officers to the Corporate Governance Committee for approval of the board of directors. There were four meetings of the Compensation Committee relating to the fiscal year ended May 31, 2002. Dr. Sullins attended two of the three meetings held while he was a member of the Compensation Committee. The other directors attended all of the meetings. During the transition period ended December 31, 2002, there was one meeting of the Compensation Committee attended by all members. It is expected that the Compensation Committee will consist of Messrs. Davidson and Rustand and Dr. Sullins after this annual meeting and that all members will be unrelated directors. Mr. Gourwitz, the current Chair of the Compensation Committee, is not standing for re-election as a director.

         The Corporate Governance Committee consists of Dr. Sullins and Messrs. Davidson, Riegert and Klobnak, all of whom are unrelated directors except Mr. Klobnak. Dr. Sullins is the Chair of the Committee. The Corporate Governance Committee has been charged with responsibility for:

      o developing and monitoring the effectiveness of the Company's system of corporate governance;

      o establishing procedures for the identification of new nominees to the board of directors and leading the candidate selection process;

      o  developing and implementing orientation procedures for new directors;

      o assessing the effectiveness of directors, the board of directors as a whole and the various committees of the board of directors;

      o ensuring appropriate corporate governance and proper delineation of the roles, duties and responsibilities of management, the board of directors and its various committees; and

      o assisting the board of directors in setting the objectives for the Chief Executive Officer of the Company and evaluating his or her performance.

         During the fiscal year ended May 31, 2002, there were three meetings of the Corporate Governance Committee. Mr. Klobnak attended the only meeting held after he became a member in May, 2002. Prior to May, 2002, Mr. Vamvakas was a member of the Corporate Governance Committee and attended one of the two meetings held. All other members attended all of the meetings. There was one meeting of the Corporate Governance Committee during the transition period ended December 31, 2002 and all members attended except Mr. Davidson.

         The Executive Committee currently consists of Drs. Sullins and Lindstrom and Messrs. Davidson, Klobnak and Vamvakas. Dr. Sullins and Mr. Davidson are unrelated directors. The Executive Committee is responsible for specific issues delegated to it by the Board as a whole. During the fiscal year ended May 31, 2002 and the transition period ended December 31, 2002, there were no meetings of the Executive Committee because the entire Board addressed substantive issues.

SHAREHOLDER COMMUNICATIONS

         The TLC Vision board of directors places great emphasis on its communications with shareholders. Shareholders receive timely dissemination of information and the Company has procedures in place to permit and encourage feedback from its shareholders. TLC Vision's senior officers are available to shareholders and, through its investor relations department, the Company seeks to provide clear and accessible information about the results of TLC Vision's business and its future plans. TLC Vision has established an investor web site on the Internet through which it makes available press releases, financial statements, annual reports, trading information and other information relevant to investors. Mr. Vamvakas may also be contacted directly by investors through the Internet.

                             AUDIT COMMITTEE REPORT

          The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

         The members of the Audit Committee are Messrs. Rustand, Davidson, Riegert and Gourwitz. Mr. Davidson joined the Audit Committee in March 2003 and Mr. Gourwitz is not standing for re-election as a director. Each member of the Audit Committee is independent in the judgment of the board of directors as required by the current listing standards of the Nasdaq National Market System. The Audit Committee operates under the Audit Committee Terms of Reference adopted by the board of directors.

         Management is responsible for preparing TLC Vision's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's primary responsibility is to oversee TLC Vision's financial reporting process on behalf of the board of directors and to report the result of its activities to the board, as described in the Audit Committee Terms of Reference. The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of TLC Vision's independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of TLC Vision's accounting and financial controls, and reviewing and discussing with management and the independent auditors the quarterly and annual financial statements of the Company.

         The Audit Committee has reviewed and discussed with TLC Vision management the audited financial statements of the Company for the fiscal year ended May 31, 2002 and the transition period ended December 31, 2002. The Audit Committee has also discussed with Ernst & Young LLP, the independent auditors of TLC Vision, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with the auditors the firm's independence.

         Based upon the review and discussions summarized above, the Audit Committee recommended to the board of directors that the audited financial statements of the Company as of May 31, 2002 and for the year then ended be included in the Company's annual report on Form 10-K for the year ended May 31, 2002 for filing with the U.S. Securities and Exchange Commission. The Audit Committee also recommended to the board of directors that the audited financial statements of the Company as of December 31, 2002 and for the seven months then ended be included in the Company's annual report on Form 10-K for the transition period ended December 31, 2002 for filing with the U.S. Securities and Exchange Commission. In addition, the Audit Committee recommended to the board of directors that the audited financial statements of the Company, as of May 31, 2002 and December 31, 2002 and for the periods then ended, prepared in accordance with Canadian generally accepted accounting principles, be filed with the securities regulatory authorities in each of the provinces of Canada.

Warren S. Rustand               Thomas N. Davidson          John F. Riegert             Howard J. Gourwitz

                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

         TLC Vision maintains directors' and officers' liability insurance. Under this insurance coverage the insurer pays on TLC Vision's behalf for losses for which the Company indemnifies its directors and officers, and on behalf of individual directors and officers for losses arising during the performance of their duties for which TLC Vision does not indemnify them. The total limit for the three policies is $50,000,000 per policy term subject to a deductible of $100,000 per occurrence with respect to corporate indemnity provisions and $500,000 if the claim relates to securities law claims. The total premiums in respect of the directors' and officers' liability insurance for the fiscal year ended May 31, 2002 and the transition period ended December 31, 2002 were approximately $789,000 and $904,000, respectively. The insurance policy does not distinguish between directors and officers as separate groups.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

INDEBTEDNESS OF DIRECTORS AND OFFICERS

         No officer, director or employee, or former officer, director or employee, of the Company or any of its subsidiaries, or associate of any such officer, director or employee is currently or has been indebted (other than routine indebtedness of employees and non-executive officers) at any time since June 1, 2001 to the Company or any of its subsidiaries.

INTERESTS OF INSIDERS IN PRIOR AND PROPOSED TRANSACTIONS

         During the fiscal year ended May 31, 2002 and the transition period ended December 31, 2002, the law firm Gourwitz and Barr, P.C., of which Mr. Gourwitz, a director of the Company, is a shareholder, provided legal services to the Company and was paid $0.1 million.

         LaserVision, a subsidiary of the Company, has a limited partnership agreement with Minnesota Eye Consultants for the operation of one of its roll-on/roll-off mobile systems. Dr. Richard Lindstrom, a director of the Company, is President of Minnesota Eye Consultants. LaserVision is the general partner and owns 60% of the partnership. Minnesota Eye Consultants, P.A. is a limited partner and owns 40% of the partnership. Under the terms of the partnership agreement, LaserVision receives a revenue-based management fee from the partnership. During the fiscal year ended May 31, 2002, LaserVision received a management fee in the amount of $97,000 from the partnership. During the transition period ended December 31, 2002, LaserVision received a management fee in the amount of $21,000 from the partnership. Dr. Lindstrom also receives compensation from the Company in his capacity as medical director of both the Company and LaserVision.

         In September 2000, LaserVision entered into a five-year agreement with Minnesota Eye Consultants to provide laser access. LaserVision paid $6.2 million to acquire five lasers and the exclusive right to provide laser access to Minnesota Eye Consultants. LaserVision also assumed leases on three of the five lasers acquired. The transaction resulted in a $5.0 million intangible asset recorded as deferred contract rights that will be amortized over the life of the agreement. During the fiscal year ended May 31, 2002, LaserVision received a total of $1.5 million in revenue as a result of the agreement. During the transition period ended December 31, 2002, LaserVision received a total of $0.5 million in revenue as a result of the agreement.

         On March 1, 2001, TLC Whitten Laser Eye Associates, LLC, a limited liability company indirectly wholly owned by the Company, acquired all of the non-medical assets relating to the refractive practice of Dr. Mark Whitten prior to Dr. Whitten becoming a director of the Company. The cost of this acquisition was $20.0 million with $10.0 million paid in cash on March 1, 2001 and the remaining $10.0 million payable in four equal installments on each of the first four anniversary dates of closing. Dr. Whitten became a director of the Company in May 2002. At May 31, 2002, the remaining discounted amounts payable to Dr. Whitten of $5.8 million was included in TLC Vision's financial statements as long-term debt. At December 31, 2002, the remaining discounted amounts payable to Dr. Whitten of $6.3 million is included in TLC Vision's financial statements as long-term debt. In addition, the Company has entered into service agreements with companies that own Dr. Whitten's refractive satellite operations located in Frederick, Maryland and Charlottesville, Virginia, under which the Company will provide such companies with services in return for a fee. During the fiscal year ended May 31, 2002, the Company received a total of $761,000 in revenue as a result of the service agreements. During the transition period ended December 31, 2002, the Company received a total of $527,000 in revenue as a result of the service agreements.

         Under the purchase agreement, Dr. Whitten has also agreed to a non-competition covenant that will cease to apply if the Company fails to pay the deferred portion of the purchase price.

         Dr. Whitten has also entered into an employment agreement effective March 1, 2001 with a professional corporation in which the Company has an exclusive management agreement. Dr. Whitten agreed to be employed for 15 years to perform refractive surgery at TLC Vision sites through this professional corporation. For as long as Dr. Whitten's employment agreement is in force, Dr. Whitten will have one of the three seats on the management board of TLC Whitten Laser Eye Associates, LLC, the company that acquired the assets.

         During the fiscal year ended May 31, 2002, Mr. Warren Rustand, a director of the Company, and J.L. Investments, Inc., an unrelated company, entered into a consulting agreement with the Company to oversee the development of TLC Vision's international business development project. Mr. Rustand received $60,000 under this agreement.

         In May 2002, John J, Klobnak, a director of the Company and the former Chief Executive Officer of LaserVision, was paid $2.9 million and received 500,000 TLC Vision stock options in a severance agreement in connection with the Company's merger with LaserVision.

         None of the principal shareholders, senior officers or directors of the Company or the proposed nominees for election as directors of the Company, or any of their associates or affiliates, has any other interest in any other transaction since June 1, 2001 or any other proposed transaction that has materially affected or would materially affect the Company or its subsidiaries.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as at April 15, 2003, the number of common shares of the Company beneficially owned by each director, nominee director and named executive officer of the Company, the directors, nominee directors and executive officers of the Company as a group, and each person who, to the knowledge of the directors or officers of the Company, beneficially owns, directly or indirectly, or exercises control or direction over common shares carrying more than 5% of the voting rights attached to all outstanding common shares of the Company.

    DIRECTORS, NOMINEE DIRECTORS,            TOTAL NUMBER OF         PERCENTAGE OF COMMON           OPTIONS           OPTIONS NOT
   NAMED EXECUTIVE OFFICERS AND 5%         SHARES BENEFICIALLY       SHARES BENEFICIALLY          BENEFICIALLY         PRESENTLY
            SHAREHOLDERS                          OWNED                      OWNED                   OWNED            EXERCISABLE
---------------------------------------    -------------------       --------------------         ------------        -----------
TAL Global Asset Management Inc. ......         3,936,300                    6.1%                          --                --
Cramer Rosenthal McGlynn, LLC .........         3,734,450                    5.8%                          --                --
Elias Vamvakas ........................         3,743,415                    5.8%                     322,068           185,000
John J. Klobnak .......................         1,766,241                    2.7%                   1,545,000             5,000
Howard J. Gourwitz ....................            40,896                      *                       40,000             5,000
Dr. William David Sullins, Jr .........            73,900                      *                       40,000            20,000
Warren S. Rustand .....................            42,928                      *                       40,000             5,000
John F. Riegert .......................            47,417                      *                       41,500             5,000
Thomas N. Davidson ....................            47,862                      *                       30,000             5,000
Dr. Mark Whitten ......................            53,759                      *                        5,000            10,000
Dr. Richard Lindstrom .................           370,916                      *                      304,000            20,000
Paul Frederick ........................            23,500                      *                       23,500            70,500
James C. Wachtman .....................         1,034,767                    1.6%                   1,007,000            47,500
B. Charles Bono III ...................           669,842                    1.0%                     616,550            40,000
Robert W. May .........................           943,021                    1.4%                     912,000            40,000
   All directors and executive
   officers as a group (13 persons) ...         8,858,464                   12.8%                   4,926,618           458,000

----------

* Less than one percent

         Under the rules of the U.S. Securities and Exchange Commission, common shares which an individual or group has a right to acquire within 60 days by exercising options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

         Unless otherwise disclosed, the shareholders named in the table have sole voting power and sole investment power with respect to all shares beneficially owned by them.

         The share information for TAL Global Asset Management Inc. is based on reports filed with Canadian securities regulatory authorities and on a report on
Schedule 13G filed with the U.S. Securities and Exchange Commission as of February 13, 2003, which indicates that it has the sole power to vote and dispose of such SHARES. The principal address of TAL Global Asset Management Inc. is 1000 de la Gauchetiere Street West, Suite 3100, Montreal, Quebec, H3B 4W5. TAL Global Asset Management Inc. is an investment management firm owned by a Canadian chartered bank whose common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange.

         The share information for Cramer Rosenthal McGlynn, LLC, an investment advisor registered under the Investment Advisors Act, is based on a report on
Schedule 13F filed with the U.S. Securities and Exchange Commission as of March 31, 2003. This report indicates that it has sole voting power with respect to 2,573,300 TLC Vision common shares, shared voting power with respect to 1,136,160 common shares and no voting power with respect to 24,990 common shares. The report also indicates that Cramer Rosenthal McGlynn, LLC has investment discretion with respect to all 3,734,450 common shares. The principal address of Cramer Rosenthal McGlynn LLC is 520 Madison Avenue, New York, New York 10022.

         The business address of Mr. Vamvakas is 5280 Solar Drive, Suite 200, Mississauga, Ontario L4W 5M8. Total Number of Shares Beneficially Owned includes 1,749,516 shares held indirectly by Mr. Vamvakas through WWJD Corporation, a corporation wholly owned by the Vamvakas Family Trust, 1,043,234 shares held indirectly by Mr. Vamvakas through Insight International Bank Corp., which is wholly owned by Mr. Vamvakas and 31,400 shares owned by the Vamvakas Family Trust.

         Messrs. Klobnak, Wachtman, May and Bono respectively beneficially own 6,203, 6,027, 5,941 and 5,983 shares of the Company's common stock in their individual 401(k) plans. Mr. Bono also owns 5,794 shares of the Company's common stock in the employee stock purchase plan. Mr. Klobnak and his spouse beneficially own 11,400 shares of the Company's common stock as custodian for a minor child.

         The above table excludes 234,702 common shares owned by LNG Enterprises, Inc., of which Mr. Gourwitz is an associate, as defined in the Securities Act (Ontario).

         Total Number of Shares Beneficially Owned also includes the shares listed under the column Options Beneficially Owned, which are the shares subject to outstanding options that are presently exercisable or are exercisable within 60 days of April 15, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth certain information as of December 31, 2002 and May 31, 2002 with respect to each equity plan or arrangement pursuant to which warrants or options to purchase the Company's common shares have been granted.

  EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2002 AND MAY 31, 2002



                                                                                                          NUMBER OF COMMON
                                                                                                          SHARES REMAINING
                                                                                                           AVAILABLE FOR
                                                          NUMBER OF COMMON                                FUTURE ISSUANCE
                                                        SHARES TO BE ISSUED                                 UNDER EQUITY
                                                          UPON EXERCISE OF        WEIGHTED-AVERAGE       COMPENSATION PLANS
                                                            OUTSTANDING          EXERCISE PRICE OF       (EXCLUDING SHARES
                                                         OPTIONS, WARRANTS      OUTSTANDING OPTIONS,    REFLECTED IN COLUMN
PLAN CATEGORY                                                AND RIGHTS         WARRANTS AND RIGHTS             (a))
--------------------------------------------------      -------------------     --------------------    -------------------
AS OF DECEMBER 31, 2002

Equity compensation plans approved by shareholders            8,680,386                $5.10                   1,159,018

Equity compensation plans not approved by
shareholders                                                         --                   --                          --

Total                                                         8,680,386                $5.10                   1,159,018

AS OF MAY 31, 2002

Equity compensation plans approved by shareholders          10,972,746(1)              $5.57                     445,515

Equity compensation plans not approved by
shareholders                                                        --                    --                          --

Total                                                       10,972,746(1)              $5.57                     445,515

(1) Total includes options and warrants to acquire approximately 7,519,000 common shares assumed by the Company in connection with the merger with LaserVision.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires TLC Vision's directors, certain officers and persons who own more than 10% of a registered class of TLC Vision's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the U.S. Securities and Exchange Commission. Such directors, officers and 10% shareholders are also required by U.S. Securities and Exchange Commission's rules to furnish the Company with copies of all Section 16(a) reports they file. TLC Vision assists its directors and officers in preparing their Section 16(a) reports. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with during the fiscal year ended May 31, 2002 except that each of Mr. Davidson, Dr. Machat and Ms. Maddie Walker filed one late report with respect to two, one and four transactions, respectively, occurring during the fiscal year ended May 31, 2002 and each of Messrs. Bono, Garvey, Joseph, Klobnak, May and Wachtman and Dr. Lindstrom filed late an Initial Statement of Beneficial Ownership of Securities on Form 3. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with during the transition period ended December 31, 2002, except Mr. Vamvakas filed two late reports and Mr. Davidson filed one late report on Form 4 related to purchases made under the Company's Employee Stock Purchase Plan.

              SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

         Any proposal of a TLC Vision shareholder intended to be presented for a vote by the Company's shareholders at TLC Vision's annual meeting of shareholders for the fiscal year ended December 31, 2003 must be received by TLC Vision's executive office not later than February 29, 2004 to be considered for inclusion in the management information circular for that meeting. Shareholder proposals received after such date may not be included in the management information circular for that meeting. Shareholder proposals not included in the management information circular may not be considered at the meeting.

                                 OTHER BUSINESS

         TLC Vision knows of no other matter to come before the meeting other than the matters referred to in the notice of meeting.

                               DIRECTORS' APPROVAL

         The contents and sending of this management information circular have been approved by the board of directors of the Company.

                               By Order of the Board of Directors






                               /s/ Robert W. May
                               ----------------------------------
                               Robert W. May
                               General Counsel and Secretary


Mississauga, Ontario
April   , 2003
      --

                                   APPENDIX A


                       TLC VISION SHAREHOLDERS RESOLUTIONS


                             TLC VISION CORPORATION
                                RESOLUTION NO. 1


RESOLVED THAT:

1. By-Law 2002 of the Company is hereby amended by deleting Sections 1(e) ("effective date") and 1(g) ("Merger") and by deleting Section 6.

                             TLC VISION CORPORATION
                                      PROXY
      ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF TLC VISION CORPORATION
                           TO BE HELD ON MAY 29, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             TLC VISION CORPORATION

         The undersigned shareholder of TLC VISION CORPORATION ("TLC Vision") hereby appoints Elias Vamvakas, President and a director of TLC Vision, or, failing him, Robert W. May, General Counsel and Secretary of TLC Vision, or instead of any of the foregoing, ___________________________, as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the annual and special meeting of shareholders of TLC Vision to be held on May 29, 2003 at 10:00 a.m., Eastern Standard Time, at News Theatre, 98 The Esplanade, Toronto, Ontario, and at all adjournments thereof, upon the following matters:

1.       TO VOTE FOR [ ]      AGAINST [ ]     ABSTAIN [ ]
         or, IF NO SPECIFICATION IS MADE, VOTE FOR a resolution confirming certain amendments to the by-laws of TLC Vision;

2. TO VOTE FOR all nominees (except as marked to the contrary) [ ] WITHHOLD all nominees [ ] or, IF NO SPECIFICATION IS MADE, VOTE FOR the election of the following directors for the terms stated in the accompanying management information circular:

                Elias Vamvakas                   Dr. William David Sullins, Jr.
                John J. Klobnak                  Warren S. Rustand
                John F. Riegert                  Dr. Richard Lindstrom
                Thomas N. Davidson

         Provided that the undersigned wishes to withhold vote for the following directors:

         -----------------------------------------------------------------------

3.       TO VOTE FOR [ ]          WITHHOLD [ ]
         or IF NO SPECIFICATION IS MADE, VOTE FOR the continued appointment of Ernst & Young as auditors of TLC and authorizing the directors to fix the remuneration of the auditors; and

4. In the discretion of the proxy holder, such other business as may properly come before the meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY ITEM(s), THEY WILL BE VOTED FOR SUCH ITEM(s).



EXECUTED on the                     day of                      ,  2003
                -------------------        ---------------------


-----------------------                            ----------------------------
Number of Common Shares                            Signature of Shareholder


                                                   ----------------------------
                                                   Name of Shareholder
                                                   (Please print clearly)


* Please see other side for notes on how to use this proxy.

NOTES:

1. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT THE SHAREHOLDER AT THE MEETING OTHER THAN THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THIS PROXY. Such right may be exercised by inserting in the space provided the name of the other person the shareholder wishes to appoint. Such other person need not be a shareholder.

2. To be valid, this proxy must be signed and deposited with the Secretary of the Corporation, c/o CIBC Mellon Trust Company, Proxy Dept., 200 Queen's Quay East, Unit #6, Toronto, Ontario M5A 4K9 (Facsimile No.
         (416) 368-2502) not later than the close of business on May 27, 2003, or, if the meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned meeting.

3. If an individual, please sign exactly as your shares are registered. If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If the shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder's name must be printed in the space provided, the proxy must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

4. Reference is made to the accompanying management information circular (which is also a proxy statement under U.S. law) for further information regarding completion and use of this proxy and other information pertaining to the meeting. Before completing this proxy, non-registered holders should carefully review the section in the accompanying management information circular entitled "Non-Registered Shareholders" and should carefully follow the instructions of the securities dealer or other intermediary who sent this proxy.

5. If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed.

6. If a share is held by two or more persons, any one of them present or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy, they shall vote together in respect of each share so held.